UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 10, 2019

GENERATION ALPHA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53635	20-8609439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

853 Sandhill Avenue, Carson, California 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 998-8881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities

On October 29, 2019, Generation Alpha, Inc. (the “Company”) entered into a Securities Purchase Agreement with YA II PN Ltd. (“YA II PN”), pursuant to which the Company sold and issued the following:

a)	A Secured Convertible Debenture (the “2019 Note”) in the amount of $275,000. The Note bears interest at a rate of 10% per annum (15% on default) and has a maturity date of April 29, 2020. The 2019 Note is secured by all the assets of the Company and its subsidiaries pursuant to an amended and restated security agreement. The 2019 Note provides a conversion right, in which any portion of the principal amount of the Note, together with any accrued but unpaid interest, could be converted into the Company’s common stock.

b)	A warrant to purchase 5,500,000 Warrant shares at an exercise price of $0.05 per share for a term expiring October 29, 2024

In connection with the Securities Purchase Agreement, the Company executed: (i) a Registration Rights Agreement pursuant to which we are required to file a registration statement (the “Registration Statement”) with the SEC for the resale of certain of the shares of the Company and Warrant Shares; (ii) a 3rd Amended and Restated Global Guaranty Agreement pursuant to which the Company and all of the Company’s subsidiaries, guaranteed the repayment of the Note; (iii) a 4th Amended and Restated Security Agreement pursuant to which the Company and all of its subsidiaries pledged all of their assets as collateral for the repayment of the Note; and (iv) a Irrevocable Transfer Agent Instructions by and among the Company, Action Stock Transfer Corporation, the Company’s transfer agent, an YAII PN,

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of George O’Leary

On October 10, 2019, in accordance with Nevada state law, the Board expanded the number of members of the Board to two and appointed George O’Leary to the Board.

On October 21, 2019, the Board removed Alan Lien as Chairman of the Board effective immediately, appointing Mr. O’Leary as his replacement.

George O’Leary has been the Chief Financial Officer and a member of the board of directors of HealthLynked Corp., a publicly-listed company, since August 2014. Mr. O’Leary is also Co-Founder and Managing Director of InLight Capital Partners LLC since January 2014. Mr. O’Leary is currently the Vice-Chairman of the Board of Directors of Timios Holdings Corp. since March 2014 and on the Board of Directors of MedOfficeDirect since October 2013. From June 2009 to May 2013, Mr. O’Leary was Chairman of the Board and Chief Financial Officer of Protection Plus Securities Corporation until it was sold to Universal Protection Services. From February 2007 to June 2015, Mr. O’Leary was a member of the Board of Directors of NeoMedia Technologies. Mr. O’Leary is founder and President of SKS Consulting of South Florida Corp. (“SKS”) since June 2006 where he works with public and private companies in board representation and/or under consulting agreements providing executive level management expertise, as well as helping the implementation and execution of their companies’ strategic & operational plans. From 1996 to 2000, Mr. O’Leary was Chief Executive Officer and President of Communication Resources Incorporated (“CRI”). Prior to CRI, Mr. O’Leary was Vice President of Operations of Cablevision Industries, where he ran $125 million of business until it was sold to Time Warner. Mr. O’Leary started his professional career as a senior accountant with Peat Marwick and Mitchell (KPMG). Mr. O’Leary holds a B.B.A. degree in Accounting with honors from Siena College. Our board of directors believes Mr. O’Leary’s extensive business experience provides him with the qualifications and skills to serve as a director.

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Mr. O’Leary will hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified or until his earlier death, resignation or removal. The Board has determined that Mr. O’Leary satisfies the definition of “independent” director, including, without limitation, the applicable requirements of the NASDAQ Listing Rules and the Securities Exchange Act of 1934, as amended.

On October 31, 2019, the Company entered into an executive chairman agreement (the “Chairman Agreement”) with SKS.

Pursuant to the Chairman Agreement, Mr. O’Leary received 500,000 shares of common stock of the Company upon his appointment to the Board. In addition, he will receive equity compensation of $15,000 of shares per quarter as well as $5,000 per month as set forth in the Chairman Agreement.

Appointment of Tiffany Davis

On October 21, 2019, in accordance with Nevada state law, the Board expanded the number of members of the Board to three and appointed Tiffany Davis to the Board. In addition, the Board removed Alan Lien as Chief Executive Officer effective immediately, appointing Ms. Davis as his replacement, as well as appointing Ms. Davis to the position of Chief Financial Officer.

Tiffany Davis served as the Company’s Chief Operating Officer between February 2018 until her resignation in September 2019, and as a member of the Board between August 2018 and September 2019. Ms. Davis has had 19 years of experience as a financial professional working in both Management Consulting and Private Equity. She has held several key leadership positions in accounting, finance, and operations. She has extensive experience in supply chain functionality, financial and operational due diligence, cash flow forecasting, financial statement analysis, development and value retention in a number of industries including most recently in the cannabis industry. Since September, 2019, Ms. Davis has been the founder and Chief Executive Officer of Trilogy Wellness Brands, Inc., a company manufacturing premium products from hemp CBD. From 2016 through 2017, Ms. Davis has worked as a senior executive for a US based cannabis consulting group supporting legal grows, assisting in license applications, developing programs for cultivators, business structuring for medical dispensaries including developing M&A opportunities and initiation of several start-up ventures. Beginning in 2012 into 2016 Ms. Davis worked as a Group Vice President for a US based private equity group, performing due diligence tasks resulting in placing hundreds of millions of dollars in creative investment and debt instruments for appropriate investment opportunities. From 2009 to 2011 Ms. Davis was a Manger of Corporate Advisory for Grant Thornton, one of the Big 6 worldwide accounting firms, again in accounting and supply chain services during the automotive crisis in the US, specifically on the Chrysler turnaround project. From 2005-2008 Ms. Davis worked for an international technology sector company with $500 million in revenues as a Vice President of Special Projects for an automobile parts sourcing project in India from the company’s headquarters in Chicago, Il. Ms. Davis received her B.S. from DePaul University in 2002 and a MBA from University of Chicago Graduate School of Business in 2009.

Ms. Davis will hold office until the next annual meeting of shareholders and until her successor shall have been elected and qualified or until his earlier death, resignation or removal. The Board has determined that Ms. Davis does not satisfy the definition of “independent” director, including, without limitation, the applicable requirements of the NASDAQ Listing Rules and the Securities Exchange Act of 1934, as amended.

On October 31, 2019, the Company entered into an employment agreement with Tiffany Davis to serve as our Chief Executive Officer (the “Employment Agreement”). This Employment Agreement supersedes and replaces the employment agreement entered into between us and Ms. Davis on August 22, 2018, which was terminated on October 31, 2019.

The base salary for Ms. Davis under the Employment Agreement is $100,000 per annum. The base salary is subject to review annually by the Board and/or the Compensation Committee and may be increased but not decreased. The Employment Agreement has an initial term of one year and automatically renew for successive one year terms unless either party delivers written notice not to renew at least 60 days prior to the end of the current term. Ms. Davis will receive previously agreed upon sign on bonus of $55,000, which will be paid as the Company can afford to pay such bonus and should be paid no later than October 31, 2020. Ms. Davis is entitled to receive performance-based bonuses based on increases in our total gross, top-line revenue compared to the prior year. These performance-based bonuses are a percentage of her base salary.

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Pursuant to the Employment Agreement, Ms. Davis received options to purchase 833,000 shares of common stock These options are immediately exercisable, expire five years from issuance, and are exercisable at $0.03 per share. In each quarter of the Company’s fiscal year following the quarter in which the Employment Agreement became effective, Ms. Davis shall receive options to purchase $25,000 of the Company’s common stock, exercisable for a period of five years, with all such options having an exercise price equal to the then closing market price on the last trading day at the end of each calendar quarter.

Pursuant to the Employment Agreement, if the Company terminates Executive’s employment without Cause (as defined in the Agreements) or Executive resigns for Good Reason (as defined in the Agreement), the Executive is entitled to the following payments and benefits: (1) Executive’s fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other benefits, if any, under any group retirement plan, nonqualified deferred compensation plan, equity award plan or agreement, health benefits plan or other group benefit plan to which Executive may be entitled to under the terms of such plans or agreements; (2) a lump sum cash payment in an amount equal to 12 months of Executive’s base salary as in effect immediately prior to the date of termination; (3) continuation of health benefits for Executive and Executive’s eligible dependents for a period of 12 months following the date of termination; and (4) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 12-month period following termination had such Executive remained continuously employed by the Company during such period.

Pursuant to the Agreements, if Executive’s employment is terminated as a result of death or permanent disability, Executive or Executive’s estate, as applicable, is entitled to Executive’s fully earned but unpaid base salary through the end of the month in which termination occurs at the rate then in effect.

Resignation of Alan Lien

Effective November 12, 2019, Mr. Lien resigned as a Director of the Board. Mr. Lien did not resign from the Board as a result of any disagreement related to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement dated October 31, 2019

10.2	Secured Convertible Debenture dated October 31, 2019

10.3	Global Security Agreement dated October 31, 2019

10.4	Registration Rights Agreement dated October 31, 2019

10.5	Warrant dated October 31, 2019

10.6	Security Agreement dated October 31, 2019

10.7	Executive Employment Agreement dated October 31, 2019 between the Company and Tiffany Davis.

10.8	Executive Chairman Agreement dated October 31, 2019 between the Company, SKS and George O’Leary.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERATION ALPHA, INC.

Date: November 19, 2019	By:	/s/ TIFFANY DAVIS
Tiffany Davis
Chief Executive Officer

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